Exhibit 3.10

BY-LAWS

OF

DARTMOUTH PRINTING COMPANY

ARTICLE I

Articles of Agreement

The name of the Corporation, the objects for which it is established and the nature of the business to be transacted by it, and the location of its principal and other places of business shall be as set forth in the Articles of Agreement, as from time to time amended, and these By-Laws, the powers of the corporation and of its Directors and Stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in such Articles of Agreement; and such Articles of Agreement are hereby made a part of these By-Laws.

ARTICLE II

Corporate Seal

The seal of the Corporation, subject to alteration thereof by the Board of Directors, shall consist of a flat-faced circular die with the words and figures “DARTMOUTH PRINTING COMPANY 1938, New Hampshire” cut or engraved thereon.

ARTICLE III

Meeting of Stockholders

Section 1.  All meetings of Stockholders shall be held at the principal offices of the Corporation in Hanover, unless some other place in New Hampshire is definitely stated in the call therefor.

“Section 2.  The Annual Meeting of Stockholders shall be held at two o’clock in the afternoon of the first Wednesday in September in each year, if not a legal holiday, and if a legal holiday, then at the same hour on the next succeeding day not a legal holiday.  In the event that such Annual Meeting be omitted by oversight or otherwise on the date herein provided, a subsequent meeting may be held in place thereof, and any business transacted, votes had, or elections held at such meeting shall be of the same force and effect as if transacted, had or held at such Annual Meeting.

Section 3.  Special meetings of the Stockholders shall be held whenever the Board of Directors or the Stockholders holding at least one-quarter (1/4) part in interest of the capital stock issued and outstanding and entitled to vote thereat shall make written application therefor to the Clerk stating the time, place, and purposes of the meeting applied for and the Clerk shall also call a special meeting of the Stockholders whenever he is so directed by the President.

Unless otherwise provided in Articles of Agreement, any action required to be taken at any annual or special meeting of Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, if written consents, setting forth the action so taken, are signed by the holders of all outstanding shares entitled to vote on such action and are filed with the clerk of the corporation as part of the corporate record.  Such written consents shall have the effect of a unanimous vote.

Section 4.  Except as otherwise provided by law, written or printed notice of all meetings of Stockholders, whether Annual or Special, stating the place, day and hour thereof, together with the purposes for which such meeting is called, shall be given by the Clerk, by mailing the same postage prepaid and addressed to each Stockholder of record entitled to vote thereat at his or her registered address at least seven (7) days prior to the date of the meeting.  In the absence or disability of the Clerk, such notice may be given by a person designated either by the Clerk or by the person or persons calling the meeting.

If, however, all Stockholders entitled to vote in respect to the elections to be had or to the matters to be considered at any such meeting are present thereat, either in person or by proxy, or sign a written consent upon the record thereof, such meeting shall be legal notwithstanding the notice as shall not have been given as hereinbefore provided.

Section 5.  Notice of any meeting of Stockholders whether Annual or Special, may be waived by any Stockholder thereof provided written waiver of notice of such meeting be filed with the record thereof.

ARTICLE IV

Officers

Section 1.  The officers of the Corporation shall be a President, a Treasurer, a Clerk, a Board of not less than three (unless there are less than 3 stockholders when such lesser number shall control) nor more than seven Directors, and such other officers and agents as the Board of Directors may, from time to time, appoint.

Section 2.  The Board of Directors of the Corporation shall be elected by the Stockholders at the Annual Meeting thereof, or at any meeting held in lieu therof, and shall serve until the next Annual

Meeting thereof and until their respective successors shall be duly elected and qualified.  The Clerk shall be a resident of the State of New Hampshire.  No officer or Director need be a Stockholder.  So far as is permitted by law, any two or more offices may be filled by the same person.

Section 3. With respect to these officers with whom the Corporation contracts or has contracted to treat disallowed (by Internal Revenue Service) expenses as additional salary, which treatment the Service in turn refuses to allow them, all payments made to an officer or director of the Corporation as such reimbursements shall be reimbursed promptly by such officer and director to the Corporation to the full extent of such disallowance.  It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed.  In lieu of payment by the officer and director, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

ARTICLE V

Meetings of Directors

Section 1.  The Annual Meeting of the Board of Directors shall be held without notice immediately after the Annual Meeting of Stockholders and at the same place.

Unless otherwise provided by the Articles of Agreement, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in a writing setting forth the action taken or to be taken and the intended effective date of such action and such writing is filed with the minutes of proceedings of the Board or committee.

Section 2.  Stated Meetings of the Board of Directors may be held in such places and at such times as the full Board may by vote from time to time determine, and if so determined, no notice thereof need be given.

Section 3.  Special Meetings of the Board of Directors shall be held at any time or place whenever called by the President, two or more Directors, or the Secretary upon written notice thereof being given by mail postage prepaid and addressed to each Director at his address on file with the Corporation at least two (2) days prior to the date of such meeting, by the Secretary or officer or Directors calling the meeting; or may be held at any time without notice, provided all the Directors are present or those not present have waived notice thereof.  Such Special Meetings shall be held at such times and places as the notice thereof or waiver may specify and business transacted thereat shall be confined to the specified purposes thereof and matters germane thereto.

ARTICLE VI

Quorom

Section 1.  At any meeting of Stockholders a majority of the shares issued, outstanding and entitled to vote thereat, represented by Stockholders of record in person or by proxy, shall be necessary to constitute a quorum for the transction of business but a less number may adjourn any meeting from time to time and such meeting as so adjourned may be held without further notice.

Section 2.  At any meeting of the Board of Directors a majority of the members thereof, present in person, shall be necessary to constitute a quorum for the transaction of business but a less number may adjourn any meeting from time to time and such meeting as so adjourned may be held without further notice.

Section 3.  When a quorum is present at any meeting of Stockholders or of the Board of Directors a majority of such quorum present thereat as aforesaid shall be necessary to decide, and except as otherwise provided by law, may decide any action or matter brought before any such meeting.

ARTICLE VII

Proxy and Voting

Stockholders of record when entitled to vote may vote at any meeting either in person or by written proxy filed before voted with the Clerk of the meeting.  Proxies to be valid must be dated not more tan six (6) months before the meeting named therein, and no such proxy shall be valid after the final adjournment of such meeting.  Each such Stockholder shall be entitled to one vote for each share of stock held by him and entitled to be voted in respect to the elections or to the matters brought before such meeting.

ARTICLE VIII

Powers of Directors

The Board of Directors shall be determined by the Incorporators in the first instance and thereafter by the stockholders at their annual meeting, and shall hold office until others are chosen in their stead.

They shall have and may exercise all the powers of the Corporation, except such as are conferred upon the stockholders by law, by the Articles of Incorporation and any other provisions of these By-Laws.  The Board of Directors by resolution adopted by a majority of the full Board may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board with the exception of those powers reserved by the New Hampshire Business Corporation Act (“Act”).  A vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors.  A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

ARTICLE IX

President

The President shall be the chief executive officer of the Corporation and shall when present preside at all meetings of the Stockholders and of the Board of Directors; and the President, and the Treasurer, unless some other person is thereunto specifically authorized by vote of the Board of Directors, shall sign all deeds, leases, contracts, and/or other instruments to be executed on behalf of the Corporation.  He shall perform all the duties commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Directors may from time to time designate.

ARTICLE X

Treasurer

A treasurer shall be chosen in the same manner and for the same term as the president and shall, subject to the direction and under the supervision of the Board of Directors, have the care and custody of the funds, books and valuable papers of the Corporation, except his own bond, shall have power to endorse for deposit or collection, all notes, drafts, checks and other obligations for the payment of money payable to the Corporation or its order and to sign notes, drafts and checks drawn upon any bank account of the Corporation.  He shall keep accurate books of account which shall be the property of the Corporation.  He shall collect all monies from time to time due and owing to the Corporation, and shall keep and disburse the same pursuant to the contracts and obligations of the Corporation, or order of the directors or stockholders.  He shall have power to accept for and in the name and behalf of the Corporation promissory notes, drafts and checks in the ordinary course of business.  He shall execute and deliver in behalf of the Corporation all such instruments under its common seal as may be ordered by the stockholders and/or directors, unless their execution and delivery is otherwise specifically provided for.  He shall perform such other duties as the directors or stockholders may from time to time require.  He shall give bond in such sum and with such sureties as the directors may require.

ARTICLE XI

Notwithstanding the foregoing provisions, the Mortgage Deed and Assignment dated as of July 1, 1978 and the Loan and Security Agreement With Assignment In Trust dated as of July 1, 1978 shall be valid as executed by Stuart V. Smith, Jr. as President with the corporate seal thereon attested by David C. Hewitt as Vice President and Clerk.

ARTICLE XII

Secretary

The Secretary shall be chosen in the same manner and for the same term as the president, and shall be and continue to be an individual resident in The State of New Hampshire whose business office shall be the registered office of the Corporation.  He shall with the president sign and affix the common seal to all certificates of stock issued by the Corporation.

ARTICLE XIII

Additional Officers and Agents

The Board of Directors in its discretion and at any time may appoint such other officers or agents as it may deem advisable and prescribe the duties thereof.

ARTICLE XIV

Removal

Section 1.  The Stockholders may, by vote of a majority of the shares issued, outstanding and entitled to vote present in person or by proxy at any meeting thereof called for the purpose, remove from office any officer or Director elected by them with or without cause.

Section 2.  The Board of Directors may, by vote of a majority thereof present in person at any meeting thereof called for the purpose, remove from office any officer or agent elected or appointed by it.

ARTICLE XV

Vacancies

If the office of any Director or officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise (and the vacancy if in the office of a Director, Treasurer, or Clerk, shall not have been filled by the Stockholders,) the remaining Directors, though less than a quorum, may elect a successor or successors, who shall hold office for he unexpired term.  Vacancies in the Board of Directors, or in the office of Treasurer or Clerk may be filled for he unexpired term by the Stockholders at a meeting called for the purpose.

ARTICLE XVI

Capital Stock

The amount of capital stock and the par value, if any, of the shares shall be as fixed in the Articles of Agreement as from time to time amended.

ARTICLE XVII

Certificates

Each holder of fully paid stock shall be entitled to a certificate or certificates of stock having plainly written or printed upon its face that the Corporation is organized under the laws of The State of New Hampshire, the name of the person to whom issued and the number and class of shares and the designation of the series, if any, represented by such certificate.  Stock certificates shall otherwise be in such form as the Board of Directors may from time to time prescribe; provided, however, that if the Corporation is authorized to issue shares of more than one class, each Certificate shall set forth upon the face or back of the Certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, as to preferred shares, the variations in the relative rights and preferences between the shares of each series so far as the rights and preferences have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.  All stock certificates shall be sealed with the corporate seal, shall be signed by the President or Vice-President and by the Secretary or Assistant Secretary of the Corporation.

ARTICLE XVIII

Transfer of Stock

Shares of stock may be transferred in the manner provided by law and the Corporation by its officers or agents appointed for that purpose shall record upon the books of the Corporation a transfer of such shares upon surrender of the certificate therefor accompanied either by a written assignment thereof or by a written power of attorney to sell, assign, and transfer the same, or the shares represented thereby, signed by the record holder of such certificate, or by his legal representative.  No transfer shall affect the right of the Corporation to pay any dividend due upon such shares to the record holder thereof or to treat such holder as the owner thereof until such transfer shall have been

ARTICLE XIX

Transfer Books

The transfer books of the Corporation may, in anticipation of meetings of Stockholders or of the declaration of dividends, be closed from time to time for such period as the Board of Directors shall determine, but no such one period shall be for more than thirty (30) days.

ARTICLE XX

Loss of Certificates

In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors may prescribe.

ARTICLE XXI

Fiscal Year

The fiscal year of the Corporation shall end with the 31st day of M

ARTICLE XXII

Inspection of Books and Papers

All books, papers, and documents of every kind belonging to the Corporation, whether located in the office of the President, Treasurer, Clerk, or elsewhere, shall be open to the inspection of the members of the Board of Directors at all times during business hours but except as otherwise provided by law, shall only be open to the inspection of the Stockholders at such reasonable time or times and to such reasonable extent as the Board of Directors shall determine.

ARTICLE XXIII

Amendments

The power to alter, amend or repeal these By-Laws shall be vested in the Board of Directors until changed by an appropriate amendment of the Articles of Incorporation.  The power to alter or amend the Articles of Incorporation is vested in the stockholders and may be effected by a majority vote thereof.

ARTICLE XXIV

Provisions Relative to Directors, Officers and Stockholders

Section 1.  Transactions with Corporation.  In the absence of bad faith, no contract or transaction by this Corporation shall be void, voidable or in any way affected by reason of the fact that the contract or transaction is (a) with one or more of its officers, directors or stockholders, (b) with the corporation, organization or other concern in which an officer, director or stockholder of this Corporation is an officer, director, stockholder, employee or in any way interested, or (c) one in which an officer, director or stockholder of this Corporation is in any way interested, and in the absence of bad faith; no officer, director or stockholder of this Corporation shall be liable to this Corporation, to a stockholder or creditor thereof or to any person or any loss incurred by reason of such contract or transaction or be accountable for any gains or profits realized as a result of such contract or transaction; and the provisions of this paragraph shall apply notwithstanding the fact that the presence of a director or stockholder with whom a contract or transaction is made or entered into or who is an officer, director, stockholder or employee of a corporation, organization or other concern with which a contract or transaction is made or entered into or who is in any way interested in such contract or transaction, was necessary to constitute a quorum at the meeting of directors or stockholders at which such contract or transaction was authorized and/or whose vote was necessary for the adoption of such contract or transaction.

2.  Indemnification of Officers and Directors  The Corporation shall indemnify and reimburse any person made a party to or threatened with or involved in any action, suit or proceeding by reason of the fact that such person, or the person whose legal representative or successor such person is, was or is a Director, officer or employee of the Corporation (including persons who serve at its request as directors, officers or trustees of another organization in which the Corporation has an interest) for such expenses, including attorneys’ fees and such amount of any judgment, money decree, fine, penalty or settlement for which he may have become liable as are determined to be reasonable, and are actually incurred in connection with the defense or reasonable settlement of any such action, suit or proceeding, or any appeal therein, except those incurred in relation to any matter as to which such person is determined not to have acted in good faith in the reasonable belief that his action or failure to act was in the best interests of the Corporation.  Expenses incurred with respect to any such action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount in the event it is ultimately determined that he is not entitled to indemnification.

Determinations with respect to such indemnification and reimbursement shall, in the absence of a specific court order, finding or decree, be made by either (a) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (b) independent legal counsel in a written opinion, in the event such a quorum of directors is not obtainable, or if obtainable such quorum so directs; or (c) by the stockholders.  The Board of Directors shall take such action as it may determine to be appropriate for the purposes of implementing the provisions of this By-Law and applicable law.